Exhibit 99.3 - Form of Notice to Claimants

NOTICE TO KNOWN CLAIMANTS AGAINST EAST FORK
BIODIESEL, LLC PURSUANT TO IOWA CODE § 490A.1306
REGARDING CLAIMS PROCESS AND BAR DATE

TO:

On this 26th day of August, 2010, you, as a known claimant against East Fork Biodiesel, LLC (hereinafter "EFB"), are hereby notified pursuant to Iowa Code § 490A.1306, as follows:

1.           On August 3, 2010, EFB filed its Application for Judicial Dissolution Pursuant to Iowa Code § 490A.1302 in the Iowa District Court for Scott County in Case No. 116517.  On August 25, 2010, the Iowa District Court for Scott County entered its "Conditional Decree of Judicial Dissolution Pursuant to Iowa Code § 490A.1302 Entered Without Prejudice to Objections Pursuant to Notice and Bar Date Provisions; Order Requiring Notice to Members and Interested Persons and Setting Bar Date for Objections; Order Appointing Receiver" (hereinafter collectively the "Order"), a copy of which Order is attached to this Notice.

2.           The deadline by which claimants must file their claims is December 24, 2010, which is a date not fewer than 120 days from the date of this written notice.  All claimants are hereby advised that any claim will be barred if not received on or before the December 24, 2010 deadline.  All claims may be sent to, and must be received at, the following address by not later than the claim deadline, December 24, 2010:

East Fork Biodiesel, LLC
c/o Terrence A. Kilburg, Receiver
4218 Stone Haven Drive
Bettendorf, IA 52722

3.           The following information must be included in any claim:

•	Name of creditor.
•	Mailing address of creditor.
•	Creditor's contact person and phone number.
•	Amount of claim.
•	Signature of person authorized to make the claim on behalf of the creditor.
•	Copies of all documents, including contracts, invoices or the like, which support the claim.

This Notice mailed by U.S Mail, postage prepaid, to the claimant identified above on this 26th  day of August, 2010.

EAST FORK BIODIESEL, LLC

By ____________________________________
Terry M. Giebelstein, Its Attorney
LANE & WATERMAN LLP
220 N. Main Street, Suite 600
Davenport, IA  52801
Telephone:  (563) 333-6614
Facsimile:   (563) 324-1616
Email: tgiebelstein@l-wlaw.com

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